Exhibit 1(j)

                    Establishment and Designation of Classes

                MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST
                  Merrill Lynch New Jersey Municipal Bond Fund
                 Merrill Lynch Pennsylvania Municipal Bond Fund

      Pursuant to that certain Establishment and Designation of Classes dated as of March 18, 2003 (the "Prior Designation"), the shares of beneficial interest of Merrill Lynch New Jersey Municipal Bond Fund and Merrill Lynch Pennsylvania Municipal Bond Fund (each a "Series"), each a series of Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), have been divided into Class A, Class B, Class C and Class I Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated August 2, 1985 as amended (the "Declaration"), do hereby amend and restate the Prior Designation as provided herein, for the purpose of (i) redesignating the Class A, Class B, Class C and Class I Shares of each Series and (ii) establishing four new classes of Shares for each Series. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

      1.    (a)   The Class A Shares of each Series are hereby redesignated
                  "Investor A1 Shares." The Investor A1 Shares shall retain all of the rights and preferences accorded to the Class A Shares prior to this redesignation.

            (b) The Class B Shares of each Series are hereby redesignated "Investor B1 Shares." The Investor B1 Shares shall retain all of the rights and preferences accorded to the Class B shares prior to this redesignation.

            (c) The Class C Shares of each Series are hereby redesignated "Investor C1 Shares." The Investor C1 Shares shall retain all of the rights and preferences accorded to the Class C Shares prior to this redesignation.

            (d) The Class I Shares of each Series are hereby redesignated "Institutional Shares." The Institutional Shares shall retain all of the rights and preferences accorded to the Class I Shares prior to this redesignation.

      2. The new classes of Shares of each Series are hereby designated "Investor A Shares," "Investor B Shares," "Investor C Shares" and "Service Shares."

      3. The classes of Shares of each Series established and designated (each a "Class") are as follows:

            (a)   Investor Class A

            (b)   Investor Class A1

            (c)   Investor Class B

            (d)   Investor Class B1
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            (e)   Investor Class C

            (f)   Investor Class C1

            (g)   Institutional Shares

            (h)   Service Shares

      4. The Shares of each Class shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      5. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust's most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

      6. Shares of each Class shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

      7. A Class of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the Class.

      8. This Establishment and Designation of Classes shall be effective as of 8:00 a.m. on the ____ day of __________, 2006.


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      IN WITNESS WHEREOF, the undersigned, constituting a majority of the
Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the ____ day of _________, 2006.

-------------------------------------      -------------------------------------
          Robert C. Doll, Jr.                        James H. Bodurtha
               (Trustee)                                 (Trustee)

-------------------------------------      -------------------------------------
           Kenneth A. Froot                             Joe Grills
               (Trustee)                                 (Trustee)

-------------------------------------      -------------------------------------
           Herbert I. London                        Roberta Cooper Ramo
               (Trustee)                                 (Trustee)

-------------------------------------      -------------------------------------
        Robert S. Salomon, Jr.
               (Trustee)

      The Declaration of Trust establishing Merrill Lynch Multi-State Municipal Series Trust, dated August 2, 1985 a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "Merrill Lynch Multi-State Municipal Series Trust," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Multi-State Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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